Exhibit 99.1

pingtan marine enterprise Reports FINANCIAL RESULTS

for the second quarter and six months ended June 30, 2017;

Exceeds Previously Provided EPS Guidance

Company Reports Second Quarter EPS of $0.11; Exceeds Previously Announced

2017 Second Quarter EPS Guidance of Between $0.08 and $0.10

Company to Hold Conference Call on Thursday, August 10, 2017, at 8:30 AM ET

FUZHOU, China, August 9, 2017 – Pingtan Marine Enterprise Ltd. (Nasdaq: PME), (“Pingtan” or the “Company”) a global fishing company based in the People’s Republic of China (PRC), today announced its unaudited financial results for the second quarter and six months ended June 30, 2017.

The Company’s recent notable events are as follows:

●	July 14, 2017: The Company announced a quarterly cash dividend of $0.01 per ordinary share outstanding, payable in cash on or about August 15, 2017 to shareholders of record on July 31, 2017. This marks the eleventh consecutive quarterly dividend paid by Pingtan. The Company intends to continue paying a cash dividend on a quarterly basis, and expects to adjust its quarterly dividend rate in accordance to its earnings performance.

●	July 27, 2017: The Company announced it has entered into a strategic cooperation framework agreement with one of China’s largest e-commerce retailers, JD.com, to serve as JD’s sole supplier for ribbonfish, tiger prawn and conger eel products harvested from the Arafura Sea, the Bay of Bengal and the Indo-Pacific Waters.

Management Comments

Mr. Xinrong Zhuo, Chairman and CEO of the Company, commented, “We were pleased to continue to deliver strong operating and financial results through our increased operating fishing vessels and business expansion since the second half of 2016. The second quarter of 2017 was a milestone for Pingtan, as we recently announced that Pingtan signed a strategic cooperation framework agreement with one of China’s largest e-commerce retailers, JD.com. Through this strategic cooperation, Pingtan will serve as exclusive sole supplier for ribbonfish, tiger prawn and conger eel products harvested from the Arafura Sea, the Bay of Bengal and the Indo-Pacific Waters for JD Fresh Food, and we will work together with JD on the continuous innovation of online seafood retail business model. We believe that cooperation with JD will lay a solid foundation for Pingtan to further penetrate into the food consumer market, and JD’s vast online platform would generate tremendous publicity for Pingtan’s brand nationwide. Meanwhile, we remain focused on expanding our fishing business by continuously seeking new fishing territories and new types of fishing vessels that harvest higher margin products.”

Pingtan Marine Enterprise, Ltd.	Page 2
August 9, 2017

Factors Affecting Pingtan’s Results of Operation – The Indonesian government’s moratorium on fishing licenses renewals:

As previously disclosed in our Forms 10-K and 10-Q filed since 2015, in early December 2014, the Indonesian government introduced a six-month moratorium on issuing new fishing licenses and renewals so that the country’s Ministry of Maritime Affairs and Fisheries (“MMAF”) could monitor the operations of existing fleets and fight illegal fishing activities. As a result, all licensed fishing vessels operating in Indonesian waters were informed by the Indonesian government to operate within strict guidelines and subsequently to cease operation, in order to avoid potential enforcement actions by the Indonesian Navy, such as boat seizures. To cooperate and comply with the Indonesian government’s fishing license check procedures, the Company reduced its operations in January 2015. Since February 2015, Pingtan has ceased operations of its vessels in Indonesian waters.  Since the Company derives a majority of its revenue from this area, this ban caused a significant drop in production.

In November 2015, the Indonesian government announced that the moratorium had concluded. The Company’s expectation is that the MMAF will implement new fishing policies and resume the license renewal process, although this has not yet occurred. In the interim, the Company’s financial results will continue to be adversely affected by this moratorium.

In the meantime, the Company deployed 13 vessels to the Indo-Pacific waters and 2 squid jigging vessels to the international waters of Southwest Atlantic and Southeast Pacific Oceans in the second half of fiscal 2016. In the first quarter of 2017, the Company deployed 4 longline fishing vessels, 2 squid jigging vessels and 1 refrigerated transport vessel to international waters, and expects to deploy 2 more squid jigging vessels after renovation and replacement.

Second Quarter 2017 Financial Highlights (all results are compared to prior year period)

●	As a result of deploying into operation more of the Company’s fishing vessels, revenue increased 1,596% to $35.7 million from $2.1 million.

●	Gross profit was $11.1 million compared to gross loss of $3.0 million, and gross margin was 31.2% compared to (144.5) %.

●	Net income attributable to owners of the Company was $9.0 million, or $0.11 per basic and diluted share, compared to net loss of $4.2 million, or $0.05 per basic and diluted share.

Second Quarter 2017 Selected Financial Highlights

($ in millions, except per share data)	Three Months ended June 30,
	2017	2016
	(Unaudited)	(Unaudited)
Revenue	$35.7	$2.1
Cost of Revenue	$24.6	$5.1
Gross Profit (Loss)	$11.1	$(3.0)
Gross Margin	31.2%	(144.5)%
Net income(loss) attributable to owners of the Company	$9.0	$(4.2)
Basic and Diluted Weighted Average Shares Outstanding	79.1	79.1
EPS (in $)	$0.11	$(0.05)

Pingtan Marine Enterprise, Ltd.	Page 3
August 9, 2017

Balance Sheet Highlights

($ in millions, except per share data)	6/30/2017	12/31/2016
	(Unaudited)	(Audited)
Cash and Cash Equivalents	$11.40	$0.80
Total Current Assets	38	60.8
Total Assets	213.7	226.5
Total Current Liabilities	61.8	64.9
Total Long-term Debt, net of current portion	19.5	21.9
Total Liabilities	81.3	86.8
Shareholders’ Equity	132.4	139.7
Total Liabilities and Shareholders’ Equity	213.7	226.5
Book Value Per Share (in $)	$1.67	$1.77

Consolidated Financial and Operating Review

Revenues

Revenues for the three months ended June 30, 2017 were $35.7 million an increase of 1,596% from $2.1 million of the same period in 2016. The increase was mainly attributable to our business expansion resulting from more fishing vessels placed in operation.

For the six months ended June 30, 2017, the Company’s revenues were $41.4 million compared to $6.2 million in the first half of 2016. The increase was primarily due to increase in sales volume due to the business expansion, as well as increase in average unit sale price due to the different sales mix.

Gross Margin

The Company’s gross margin was 31.2% for the three months ended June 30, 2017 compared to (144.5) % in the prior-year period. The significant increase was primarily attributable to the decrease in the unit production cost of fish resulting from the increase in fishing activities by deploying more fishing vessels into operation.

For the six months ended June 30, 2017, gross margin increased to 27% from (102.2) % in the same period of 2016, the increase was primarily due to the same reasons described above.

Selling Expenses

Selling expenses were $0.2 million for the three months ended June 30, 2017 compared to $0.1 million in the prior-year period.

For the six months ended June 30, 2017, selling expenses were $0.6 million compared to $0.4 million in the same period of 2016.

General & Administrative Expenses

For the three months ended June 30, 2017, general and administrative expenses were $1.3 million compared to $0.9 million in the prior-year period.

For the six months ended June 30, 2017, general and administrative expenses were $2.3 million compared to $2.4 million in the same period of 2016.

Pingtan Marine Enterprise, Ltd.	Page 4
August 9, 2017

Net Income/Loss

For the three months ended June 30, 2017, net income attributable to owners of the Company was $9.0 million, or $0.11 per basic and diluted share, compared to net loss attributable to owners of the Company of $4.2million, or $(0.05) per basic and diluted share, in the same period of 2016. The increase was primarily due to the factors described above.

For the six months ended June 30, 2017, net income attributable to owners of the Company was $18.9 million, or $0.24 per basic and diluted share, compared to net loss attributable to owners of the Company of $9.3million, or $(0.12) per basic and diluted share, in the same period of 2016.

Conference Call Details

Pingtan also announced that it will discuss financial results in a conference call on Thursday, August 10, 2017, at 8:30 AM ET.

The dial-in numbers are:

Live Participant Dial In (Toll Free):	877-407-0310

Live Participant Dial In (International):	201-493-6786

To listen to the live webcast, please go to http://www.ptmarine.com and click on the conference call link at the top of the page, or go to: http://ptmarine.equisolvewebcast.com/q2-2017. This webcast will be archived and accessible through the Company’s website for approximately 30 days following the call.

About Pingtan

Pingtan is a global fishing company engaging in ocean fishing through its subsidiary, Fujian Provincial Pingtan County Ocean Fishing Group Co., Ltd., or Pingtan Fishing.

Business Risks and Forward-Looking Statements

This press release may contain forward-looking statements that are subject to the safe harbors created under the Securities Act of 1933 and the Securities Exchange Act of 1934. Such forward looking statements include, but are not limited to, Pingtan’s expectations with respect to its strategic partnership with JD and continued expansion into new fishing territories . Readers are cautioned that actual results could differ materially from those expressed in any forward-looking statements. Although forward-looking statements reflect the good faith judgment of our management, such statements can only be based on facts and factors currently known by us. Consequently, forward-looking statements are inherently subject to risks and uncertainties and actual results and outcomes may differ materially from the results and outcomes discussed in or anticipated by the forward-looking statements. Risks include the ability to successfully market, sell and distribute our products on JD’s e-commerce platform, including unanticipated delivery issues; anticipated growth and growth strategies; need for additional capital and the availability of financing; our ability to successfully manage relationships with customers, distributors and other important relationships; technological changes; competition; demand for our products and service the deterioration of general economic conditions, whether internationally, nationally or in the local markets in which we operate; legislative or regulatory changes that may adversely affect our business; operational, mechanical, climatic or other unanticipated issues that adversely affect the production capacity of the Company’s fishing vessels and their ability to generate expected revenue and net income. In addition, please refer to the risk factors contained in Pingtan’s SEC filings available at www.sec.gov, including Pingtan’s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q . Readers are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date on which they are made. Pingtan undertakes no obligation to update or revise any forward-looking statements for any reason.

Pingtan Marine Enterprise, Ltd.	Page 5
August 9, 2017

CONTACT:

Roy Yu

Chief Financial Officer

Pingtan Marine Enterprise Ltd.

Tel: +86 591 87271753

ryu@ptmarine.net

Johnny Zhang
IR Manager
Pingtan Marine Enterprise Ltd.
Tel: +86 591 8727 1753
jzhang@ptmarine.net

Maggie Li
IR Deputy Manager
Pingtan Marine Enterprise Ltd.
Tel: +86 591 8727 1753
mli@ptmarine.net

INVESTOR RELATIONS COUNSEL:

The Equity Group Inc.

Katherine Yao, Senior Associate

Tel: +86 10 6587 6435

kyao@equityny.com

Pingtan Marine Enterprise, Ltd.	Page 6
August 9, 2017

PINGTAN MARINE ENTERPRISE LTD. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME (UNAUDITED)

(IN U.S. DOLLARS)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2017	2016	2017	2016

REVENUE	$35,695,881	$2,104,351	$41,357,021	$6,219,449

COST OF REVENUE	24,576,296	5,145,118	30,174,103	12,572,928

GROSS PROFIT (LOSS)	11,119,585	(3,040,767)	11,182,918	(6,353,479)

OPERATING EXPENSES:
Selling	178,575	71,199	567,293	414,219
General and administrative	1,259,793	910,813	2,347,665	2,378,284
Total Operating Expenses	1,438,368	982,012	2,914,958	2,792,503
INCOME(LOSS) FROM OPERATIONS	9,681,217	(4,022,779)	8,267,960	(9,145,982)

OTHER INCOME (EXPENSE):
Interest income	4,043	902	151,426	3,269
Interest expense	(648,333)	(395,859)	(1,351,409)	(918,124)
Foreign currency transaction gain(loss)	446,431	(477,077)	544,882	(456,280)
Grant income	30,365	96	12,749,640	154,543
Gain from cost method investment	314,818	381,537	314,818	381,537
Loss on equity method investment	(13,915)	(7,811)	(20,167)	(18,127)
Other expense	(3,812)	(153)	(3,812)	(417)

Total Other Income (Expense), net	129,597	(498,365)	12,385,378	(853,599)

INCOME (LOSS) BEFORE INCOME TAXES	9,810,814	(4,521,144)	20,653,338	(9,999,581)

INCOME TAXES	-	587	-	1,000
NET INCOME (LOSS)	$9,810,814	$(4,521,731)	$20,653,338	$(10,000,581)

LESS: NET INCOME (LOSS) ATTRIBUTABLE TO THE NON-CONTROLLING INTEREST	853,403	(296,844)	1,775,773	(675,315)

NET INCOME (LOSS) ATTRIBUTABLE TO OWNERS OF THE COMPANY	$8,957,411	$(4,224,887)	$18,877,565	$(9,325,266)

COMPREHENSIVE INCOME (LOSS):
NET INCOME (LOSS)	9,810,814	(4,521,731)	20,653,338	(10,000,581)
OTHER COMPREHENSIVE GAIN
Unrealized foreign currency translation gain	2,041,844	(4,255,671)	2,682,892	(3,376,248)
COMPREHENSIVE INCOME (LOSS)	$11,852,658	$(8,777,402)	$23,336,230	$(13,376,829)
LESS: COMPREHENSIVE INCOME (LOSS) ATTRIBUTABLE TO THE NON-CONTROLLING INTEREST	1,014,545	(633,494)	1,987,571	(942,942)
COMPREHENSIVE INCOME (LOSS) ATTRIBUTABLE TO OWNERS OF THE COMPANY	$10,838,113	$(8,143,908)	$21,348,659	$(12,433,887)
NET INCOME (LOSS) PER ORDINARY SHARE ATTRIBUTABLE TO OWNERS OF THE COMPNAY
Basic and diluted	$0.11	$(0.05)	$0.24	$(0.12)
WEIGHTED AVERAGE ORDINARY SHARES OUTSTANDING:
Basic and diluted	79,055,053	79,055,053	79,055,053	79,055,053

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August 9, 2017

PINGTAN MARINE ENTERPRISE LTD. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS (UNAUDITED)

(IN U.S. DOLLARS)

	June 30,	December 31,
	2017	2016
	(Unaudited)
ASSETS

CURRENT ASSETS:
Cash	$11,415,456	$820,396
Restricted cash	3,262,282	2,911,922
Accounts receivable, net of allowance for doubtful accounts	12,639,452	11,322,726
Due from related parties	-	-
Inventories, net of reserve for inventories	4,935,603	8,811,111
Advances to suppliers	2,458,272	3,969,351
Prepaid expenses	53	8,145
Prepaid expenses - related party	1,126,753	522,337
Other receivables	2,180,441	31,835,456
Other receivables - related party	-	639,917

Total Current Assets	38,018,312	60,841,361

OTHER ASSETS:
Cost method investment	3,099,906	3,027,245
Equity method investment	29,451,951	28,493,273
Prepayment for long-term assets	11,166,569	11,913,912
Property, plant and equipment, net	131,944,322	122,196,594

Total Other Assets	175,662,748	165,631,024

Total Assets	$213,681,060	$226,472,385

LIABILITIES AND SHAREHOLDERS’ EQUITY

CURRENT LIABILITIES:
Accounts payable	$2,452,694	$916,737
Accounts payable - related parties	8,657,310	2,560,760
Short-term bank loans	22,658,436	21,554,636
Long-term bank loans - current portion	11,838,687	17,298,544
Accrued liabilities and other payables	5,884,727	4,399,536
Accrued liabilities and other payables - related party	8,281,687	18,147,152
Due to related parties	2,056,230	43,354

Total Current Liabilities	61,829,771	64,920,719

OTHER LIABILITIES:
Long-term bank loans - non-current portion	19,485,120	21,839,412

Total Liabilities	81,314,891	86,760,131

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS’ EQUITY:
Equity attributable to owners of the company:
Ordinary shares ($0.001 par value; 225,000,000 shares authorized; 79,055,053 shares issued and outstanding at June 30, 2017 and December 31, 2016)	79,055	79,055
Additional paid-in capital	81,906,871	111,008,085
Retained earnings	34,734,679	17,438,215
Statutory reserve	9,391,827	9,391,827
Accumulated other comprehensive loss	(10,407,957)	(12,879,051)
Total equity attributable to owners of the company	115,704,475	125,038,131
Non-controlling interest	16,661,694	14,674,123

Total Shareholders’ Equity	132,366,169	139,712,254

Total Liabilities and Shareholders’ Equity	$213,681,060	$226,472,385

Pingtan Marine Enterprise, Ltd.	Page 8
August 9, 2017

PINGTAN MARINE ENTERPRISE LTD. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

(IN U.S. DOLLARS)

	For the Six Months Ended June 30,
	2017	2016
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$20,653,338	$(10,000,581)
Adjustments to reconcile net income (loss) from operations to net cash provided by operating activities:
Depreciation	4,292,368	3,303,423
Increase (decrease) in allowance for doubtful accounts	202,678	(150,594)
Increase in reserve for inventories	-	2,800,637
Loss on equity method investment	20,167	18,127
Loss on disposal of fixed assets	3,812	-
Changes in operating assets and liabilities:
Accounts receivable	(1,233,136)	9,347,461
Inventories	4,030,297	(7,696,280)
Advances to suppliers	1,584,068	299,809
Prepaid expenses	8,172	1,806
Prepaid expenses - related party	(583,668)	1,789,653
Other receivables	29,995,368	414
Other receivables - related party	927,098	-
Accounts payable	(23,390)	(14,213)
Accounts payable - related parties	5,951,364	1,344,800
Accrued liabilities and other payables	1,360,541	509,165
Accrued liabilities and other payables - related party	(12,734,415)	-
Due to related parties	(20,026)	-

NET CASH PROVIDED BY OPERATING ACTIVITIES	54,434,636	1,553,627

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property, plant and equipment	(38,750,974)	(417,877)
Proceeds from government grants for fishing vessels construction	2,911,335
Prepayments made for long-term assets	-	(38,406,218)
Payments for related party	-
Payments for equity method investment	(291,134)	-
Proceeds from transferring equity method investment share	-	15,301,282

NET CASH USED IN INVESTING ACTIVITIES	(36,130,773)	(23,522,813)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from short-term bank loans	8,500,000	8,118,455
Repayments of short-term bank loans	(7,921,692)	(7,204,822)
Proceeds from long-term bank loans		19,126,603
Repayments of long-term bank loans	(8,632,109)	(6,258,225)
Increase in restricted cash	(276,577)	(1,530,128)
Advances from related parties	2,032,902	2,653,620
Payments made for dividend	(1,581,101)	(1,581,101)

NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES	(7,878,577)	13,324,402

EFFECT OF EXCHANGE RATE ON CASH AND CASH EQUIVALENTS	169,774	(199,792)

NET (DECREASE)INCREASE IN CASH AND CASH EQUIVALENTS	10,595,060	(8,844,576)

CASH AND CASH EQUIVALENTS - beginning of period	820,396	11,448,684

CASH AND CASH EQUIVALENTS - end of period	$11,415,456	$2,604,108

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid for:
Interest	$1,412,542	$1,276,407
Income taxes	$-	$413

NON-CASH INVESTING AND FINANCING ACTIVITIES:
Acquisition of property and equipment by decreasing prepayment for long-term assets	$1,018,967	$31,138,109
Property and equipment acquired on credit as payable	$1,516,341	$-
Offset other receivables - related parties against due to related parties	$-	$4,014,910